UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): February 3, 2005

                           TELEWEST GLOBAL, INC.

           (Exact name of registrant as specified in its charter)

       Delaware            File No. 000-50886         59-3778247
       (State of        (Commission File Number)     (IRS Employer
    incorporation)                                Identification No.)

                         160 Great Portland Street

                       London W1W 5QA, United Kingdom
                  ---------------------------------------
            (Address of principal executive offices) (zip code)

    Registrant's telephone number, including area code: +44-20-7299-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

1.   ADOPTION OF FISCAL YEAR 2005 BONUS PLAN AND ESTABLISHMENT OF
PERFORMANCE CRITERIA

     On February 3, 2005, the Compensation Committee (the "Committee") of the Board of Directors of Telewest Global, Inc. (the "Company") adopted a company-wide bonus plan for fiscal year 2005 (the "2005 Plan"). The 2005 Plan establishes performance criteria and target bonus amounts for all plan participants (including the Company's executive officers) with respect to their fiscal year 2005 bonuses. The performance criteria for the Company's executive officers consist of simple cash flow (on which 50% of the bonus will be based), net subscriber additions (on which 25% of the bonus will be based) and EBITDA (on which 25% of the bonus will be based). For this purpose, "simple cash flow" is defined as EBITDA less capital expenditures during the relevant measurement period. The performance criteria for other participants in the 2005 Plan consist of these and other performance goals that the Committee determined were appropriate to the Company's different business units.

     Under the 2005 Plan, the target bonus amount for each of the Company's executive officers is 50% of base salary. An executive officer will earn 100% of the applicable target bonus amount if the Company's performance meets the performance criteria and up to a maximum of 200% of the applicable target bonus amount at higher levels of Company performance. The Committee has also established thresholds below which no bonuses will be payable. The performance criteria provide that the expense associated with bonuses payable is taken into account in determining whether the simple cash flow and EBITDA performance goals have been met.

2.   ESTABLISHMENT OF LONG-TERM INCENTIVE PLAN

     On February 3, 2005, the Committee adopted a Long-Term Incentive Plan ("LTIP"), in which the Company's executive officers (among others) were chosen to participate. The performance period under the LTIP began on January 1, 2005 and will end on December 31, 2007. Payments under the LTIP are to be made on March 31, 2008, and, unless the Committee determines otherwise, a participant must remain employed through that date to receive any payment under the LTIP.

     The performance metric applicable under the LTIP is an increase in the Company's simple cash flow in the 2007 fiscal year over simple cash flow in the 2004 fiscal year (with simple cash flow measured on the same basis as for the 2005 bonus targets). The Committee has established a threshold below which no payments will be made under the LTIP. However, if performance exceeds this threshold, a bonus pool will be established equal to a percentage of the amount of increased cash flow. Participants in the LTIP who remain employed through March 31, 2008 will be entitled to an equal portion of the bonus pool; individuals who participate in the LTIP for less than the full performance period will be entitled to a pro rata share of the bonus pool based on the period of participation. In the event of a change in control of the Company, the LTIP will terminate and the Committee will have the absolute discretion to establish a pro rata bonus pool or no bonus pool under the LTIP. The Committee has the discretion to determine whether payments under the LTIP will be made in cash or in shares of the Company's common stock.

     The Committee has directed the Company to prepare a formal plan document evidencing the LTIP and to submit the plan document to the Committee for its approval.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               TELEWEST GLOBAL, INC.

Dated:  February 9, 2005       By:  /s/ Clive Burns
                                    -------------------------
                                    Name: Clive Burns
                                    Title: Company Secretary